ITEX Board Recommends Shareholders Reject Western Sizzlin Offer

BELLEVUE, Wash., Jan. 11 /PRNewswire-FirstCall/ -- ITEX Corporation (OTC Bulletin Board: ITEX), The Membership Trading Community(SM), a leading marketplace for cashless business transactions in North America, today announced that its Board of Directors has unanimously recommended that ITEX shareholders reject Western Sizzlin Corporation’s (OTC Bulletin Board: WSZL) unsolicited offer to acquire all outstanding shares of ITEX for consideration consisting of .06623 shares of Western Sizzlin common stock, and not tender their shares to Western Sizzlin.

“The ITEX Board determined that Western Sizzlin’s offer undervalues ITEX and that an all exchange offer with an illiquid stock is far too risky,” explained Steven White, ITEX Chairman and Chief Executive Officer. “The Board believes that, in light of ITEX’s future prospects, the interests of the shareholders will be best served by ITEX continuing to pursue its strategic plan. We compared ITEX’s steadily improving operating performance over the last four years with the falling sales and decreasing cash flow of Western Sizzlin, and believe the consideration being offered by Western Sizzlin is uncertain and potentially illiquid.”

ITEX filed a Schedule 14D-9 with the Securities and Exchange Commission today, which sets forth the reasons for the Board’s recommendation and other information. These reasons include, among others:

•
The Board’s belief that the Offer does not fully reflect the long-term value of ITEX’s strategic plan, including its future growth prospects, and that ITEX’s value is not yet fully reflected in its stock price;

•	The Board’s belief that the Offer is disadvantageous to ITEX’s shareholders and any proposed benefits of a combined company are uncertain;
•	The Board’s belief that the value of the consideration being offered under the Offer is uncertain, illiquid, and fully dependent on the future value of the Western Sizzlin common stock.

Mr. White continued, “After conversations with Western Sizzlin’s CEO this week, we believe our strategies are totally different on the direction of ITEX. Our desire is to continue the process of building ITEX by executing our strategy; bringing increased value to all our stakeholders.”

About ITEX—ITEX, The Membership Trading Community(SM), is a thriving community of member businesses buying and selling more than $250 million a year in ITEX dollar transactions. Member businesses increase sales through an exclusive distribution channel managed by franchisees, licensees and corporate-owned locations, by utilizing ITEX dollars to exchange goods and services. ITEX is powered by ITEX Payment Systems, the leading payment technology platform for processing cashless business transactions. ITEX is headquartered in Bellevue, WA.

CONTACT:
Alan Zimmelman of ITEX Corporation
+1-425-463-4017
alan@itex.com

This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release) and comments within the safe harbor provisions established under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: the continuing development of successful marketing strategies for our concepts; our ability to increase revenues and sustain profitability; the availability of adequate working capital; our dependence both on key personnel and our franchise network; and the effect of changes in the overall economy and in technology. Statements in this release should be evaluated in light of these factors. These risk factors and other important factors that could affect our business and financial results are discussed in our periodic reports and filings with the Securities and Exchange Commission, including our Forms 10-KSB and Forms 10-QSB, which are available at http://www.sec.gov., including under the caption, “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All information set forth in this release is as of January 11, 2008, and ITEX undertakes no duty to update this information.

For more information, please visit http://www.itex.com